EXHIBIT 5

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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661


July 27, 1998

Board of Directors
Nittany Financial Corp.
637 Kennard Road
State College, Pennsylvania 16801

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------
Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form SB-2 (Commission File No. 333-57277) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of up to 615,000 shares of common stock, par value $.10 per share (the "Common Stock"), of Nittany Financial Corp. (the "Company"). As special counsel to the Company, we have reviewed such legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Offering against full payment therefor, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of changes that may hereafter be brought to our attention.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the heading "Legal
Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

                                       Very truly yours,

                                       /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                       -----------------------------------------
                                       MALIZIA, SPIDI, SLOANE & FISCH, P.C.